Exhibit 99.1
As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, effective beginning with our first quarter of 2025, we realigned certain of our reportable segments to conform with changes to our organizational structure and how our Chief Executive Officer monitors the performance of, and allocates resources to, these segments. In North America, the food businesses, Frito-Lay North America and Quaker Foods North America are now reported together as PepsiCo Foods North America. These changes do not impact our PepsiCo Beverages North America segment. Internationally, the foods businesses have been reorganized into three reportable segments: Latin America Foods, Europe, Middle East and Africa (EMEA), and Asia Pacific Foods. Asia Pacific Foods now includes the foods businesses in our former Asia Pacific, Australia and New Zealand and China Region (APAC) segment and India, previously part of our former Africa, Middle East and South Asia (AMESA) segment. Our international franchise beverage businesses that were part of our former Latin America, Europe, AMESA and APAC segments are now reported as International Beverages Franchise. The company-owned bottling businesses operating internationally are all located within EMEA and are now reported in the newly created EMEA segment.
The following is recast historical segment information to reflect our current organizational structure.
Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion

and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 of Item 8.01 of this Form 8-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in segment results when the segments recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include transaction expenses, such as consulting, advisory and other professional fees, and merger and integration charges.
Impairment and other charges
We recognized impairment charges taken as a result of our quantitative assessments of certain of our indefinite-lived intangible assets and related to our investment in Tropicana Brands Group.
Product recall-related impact
We recognized product returns, inventory write-offs and customer and consumer-related costs and other costs in our PFNA segment associated with a previously announced voluntary recall of certain bars and cereals.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above), acquisitions and divestitures, and every five or six years, the impact of an additional week of results. We believe organic revenue performance provides useful information in evaluating the results of our business because it adjusts for items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.

PepsiCo, Inc. and Subsidiaries
Schedule of Recast Reportable Segment Data
Organic Volume % Change
(unaudited)

Full Year 2023
PepsiCo Foods North America (PFNA)	(2)
PepsiCo Beverages North America (PBNA)	(5)
International Beverages Franchise (IB Franchise)	2
Europe, Middle East and Africa (EMEA)
Convenient Foods	(2.5)
Beverages	(4)
Latin America Foods (LatAm Foods)	(4)
Asia Pacific Foods	(2)
Total PepsiCo
Convenient Foods	(2)
Beverages	(1)

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Recast Organic Revenue Performance
(dollars in millions, unaudited)

	Full Year 2023
	PFNA(a)	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$28,015	$27,626	$4,559	$16,210	$10,576	$4,485	$91,471
Impact of foreign exchange translation (b)	74	68	42	2,292	(853)	206	1,829
Impact of acquisitions and structural changes	—	(690)	—	(55)	—	—	(745)
Organic Revenue, non-GAAP measure (c)	$28,089	$27,004	$4,601	$18,447	$9,723	$4,691	$92,555

Prior Year Reported Net Revenue, GAAP measure	$26,451	$26,213	$4,328	$16,032	$8,867	$4,501	$86,392
Impact of divestitures	—	(660)	—	(238)	(70)	—	(968)
Impact of 53rd reporting week	(505)	(368)	—	—	—	—	(873)
Prior Year Organic Revenue, non-GAAP measure (c)	$25,946	$25,185	$4,328	$15,794	$8,797	$4,501	$84,551

Reported Net Revenue % Change, GAAP measure	6	5	5	1	19	—	6
Impact of foreign exchange translation	—	—	1	14	(10)	5	2
Impact of acquisitions and divestitures	—	—	—	1	1	—	—
Impact of 53rd reporting week	2	1.5	—	—	—	—	1
Organic Revenue % Change, non-GAAP measure (d)	8	7	6	17	11	4	9

Impact on % Change of:
Organic volume change (e)	(1)	(5)	—	(3)	(4)	(2)	(3)
Effective net pricing	9	12	7	20	14	6	13
(a)Net revenue in 2023 was impacted by a voluntary recall of certain bars and cereals.
(b)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(c)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages 1-2 for further discussion.
(d)A financial measure that is not in accordance with GAAP. See pages 1-2 for further discussion.
(e)Excludes the impact of acquisitions and divestitures and in 2022, also excludes the impact of the 53rd reporting week. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Organic Volume % Change table on page 3, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between bottler case sales and concentrate shipments and equivalents (CSE). We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Certain Line Items by Segment
(in millions, unaudited)

	Full Year 2023
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Operating Profit, GAAP measure	$7,247	$2,584	$567	$1,764	$1,898	$301	$(2,375)	$11,986
Mark-to-market net impact	—	—	—	—	—	—	36	36
Restructuring and impairment charges	42	41	11	227	29	8	88	446
Acquisition and divestiture-related charges	—	16	—	(2)	—	2	25	41
Impairment and other charges	—	321	862	(14)	2	59	—	1,230
Product recall-related impact	136	—	—	—	—	—	—	136
Core Operating Profit, non-GAAP measure (a)	7,425	2,962	1,440	1,975	1,929	370	(2,226)	13,875
Impact of foreign exchange translation (b)	17	10	14	383	(198)	26	—	252
Core Constant Currency Operating Profit, non-GAAP measure (a)	$7,442	$2,972	$1,454	$2,358	$1,731	$396	$(2,226)	$14,127
(a)A financial measure that is not in accordance with GAAP. See pages 1-2 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.